Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our reports dated March 24, 2009, on our audit of the financial statements of Accelerated Acquisitions IV, Inc. as of December 31, 2008 and for the period from inception (April 29, 2008) to December 31, 2008.

/s/ Paritz & Co.

Hackensack, NJ
March 24, 2009